Exhibit 99.1

newsrelease

Headquarters Office 13737 Noel Road, Ste. 100 Dallas, TX 75240 tel: 469.893.2000 fax: 469.893.8600 www.tenethealth.com

Contacts:
Media: Steven Campanini (469) 893-6321
Investors: Thomas Rice (469) 893-2522

Tenet Anticipates Delay in Filing of Second Quarter 10-Q;

Quarter’s Financial Results to Be Announced Aug. 2

DALLAS – July 20, 2005 – Tenet Healthcare Corporation (NYSE: THC) announced today that developments arising out of a previously disclosed Securities and Exchange Commission investigation will most likely cause a delay in the filing of its Form 10-Q with the SEC for the quarter ended June 30, 2005. The SEC’s investigation relates to Tenet’s disclosures regarding the company’s receipt of certain Medicare outlier and managed care stop loss payments prior to 2003. At the request of the SEC, Tenet, with the assistance of its outside counsel, is investigating allegations made by a former employee that inappropriate contractual allowances for managed care contracts may have been established at three California hospitals through at least fiscal year 2001. If the allegations were found to be true, net operating revenues for those periods could have been understated and net operating revenues for subsequent periods could have been overstated if such contractual allowances were established and later reversed.

While the company cannot provide assurances until a thorough investigation of the allegations has been completed, it does not believe that the ultimate findings will have a material impact on its financial position or its 2004 or 2005 results of operations.

The audit committee of Tenet’s board of directors has instructed its independent outside counsel to investigate the allegations. The independent outside counsel has retained the Huron Consulting Group to conduct a forensic accounting review of the allegations, including an examination of whether similar issues might have affected other Tenet hospitals. At this time, the company cannot determine when this independent investigation will be completed. As a result, KPMG LLP, the company’s independent registered public accounting firm, has informed the company that it will most likely not be able to complete its SAS 100 review before the filing deadline for the company’s second quarter Form 10-Q.

Tenet plans to release preliminary financial results for the quarter on Tuesday, Aug. 2. A management discussion via web cast will follow at 11 a.m. Eastern time. The financial results to be released will not be a substitute for the information required to be reported in Form 10-Q to the SEC.

“We continue to address Tenet’s challenges from the past in an effort to resolve them in a timely and transparent manner,” said Robert S. Shapard, Tenet’s chief financial officer. “We are working closely with our independent registered public accountants, outside counsel and Huron to complete this investigation and file our Form 10-Q as expeditiously as possible. A complete resolution of these legacy issues remains a high priority.”

Tenet Healthcare Corporation, through its subsidiaries, owns and operates acute care hospitals and related health care services.  Tenet’s hospitals aim to provide the best possible care to every patient who comes through their doors, with a clear focus on quality and service.  Tenet can be found on the World Wide Web at www.tenethealth.com.

# # #

Some of the statements in this release may constitute forward-looking statements.  Such statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended Dec. 31, 2004, our quarterly reports on Form 10-Q and periodic reports on Form 8-K.  Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.